Amtech Promotes Fokko Pentinga to CEO effective January 1, 2012; J.S. Whang to Become Executive Chairman Focused on External Growth Opportunities

Transition focused on accelerating execution of the Company's strategic growth initiatives

TEMPE, Arizona - October 5, 2011 - Amtech Systems, Inc. (NASDAQ: ASYS) today announced the Company's President, Fokko Pentinga, has been promoted to Chief Executive Officer and will retain his current position as President. Current CEO and Chairman of the Board, J.S. Whang, has been elected Executive Chairman and will retain his current position as Chairman of the Board. These changes will become effective January 1, 2012.

Fokko Pentinga has over 30 years experience in the solar and semiconductor industries and with 17 years at Amtech has a deep knowledge and understanding of the Company. He has been a driving force of the Company's solar strategy and it's sales and operational success. Mr. Pentinga was instrumental in securing Amtech's successful R&D partnership with Yingli Green Energy Holding Co., LTD (NYSE: YGE) and the Energy Research Centre of the Netherlands (ECN). He has been President of Amtech since March 2010, leading the Company to record breaking financial and operational results. Prior to being President of Amtech, Mr. Pentinga was Managing Director of Amtech Europe and General Manager of Tempress Systems, Inc, Amtech's solar subsidiary.

These strategic changes are intended to bring heightened attention to all areas of the Company's business, and to maximize success in executing Amtech's overall growth strategy, with Mr. Pentinga focusing on the Company's organic growth strategy, R&D and China strategy, and Mr. Whang focusing on its external growth strategy, including non-solar opportunities, as well as continuing to guide the company's overall vision and strategy.

J.S. Whang commented, “This change is another step in furthering Amtech's leadership as a technology solution provider and sharpens our focus on our growth objectives. We see the current environment as being favorable for expanding our technology and product portfolio and are focused on successful execution of our growth strategy. While I will assume the title of Executive Chairman, I will continue to share oversight of Amtech's global operations.”

Fokko Pentinga commented, “I look forward to the opportunities and challenges ahead of us and believe Amtech is well positioned to achieve its growth objectives. Our organic growth opportunities rely on sustaining, transformational, and disruptive innovations, including deployment of efficient operational teams to stay current with the customers and industries at all times. I am excited about our future.”

About Amtech Systems, Inc.
Amtech Systems, Inc. manufactures capital equipment, including silicon wafer handling automation, thermal processing equipment and related consumables used in fabricating solar cells, LED and semiconductor devices. Semiconductors, or semiconductor chips, are fabricated on silicon wafer substrates, sliced from ingots, and are part of the circuitry, or electronic components, of many products including solar cells, computers, telecommunications devices, automotive products, consumer goods, and industrial automation and control systems. The Company's wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of solar cells, semiconductors, MEMS and the polishing of LEDs and newly sliced silicon wafers.

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Securities Reform Act. Such statements may use words such as “proposed,” "anticipate," "believe," "estimate," "expect," “goal,” “guidance,” "intend," ”outlook,” "predict," "project" and similar expressions as they relate to Amtech Systems, Inc. or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our 10-K and 10-Q reports and our other filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts:
Amtech Systems, Inc.            MKR Group, Inc.
Bradley C. Anderson            Investor Relations
Chief Financial Officer        Todd Kehrli or Jim Byers
(480) 967-5146            (323) 468-2300
asys@mkr-group.com